EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-161937, 333-166756 and 333-168161) on Form S-3 and in Registration Statements (No. 333-169814 and 333-168802) on Form S-8 of Magnum Hunter Resources Corporation  relating to our audit of the consolidated Combined Triad Companies Financial Statements for the years ended December 31, 2008 and 2009, which appear in the Magnum Hunter Resources Corp. Current  Report on Form 8-K dated April 30, 2010.

/s/ David T. Beule, CPA, CVA
Appalachian Basin CPAs, Inc.
Canton, Ohio
October 28, 2010